UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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DREAMS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DREAMS, INC.

Two South University Drive

Plantation, Florida 33324

(954) 377-0002

February     , 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Dreams, Inc., a Utah corporation, to be held on Thursday, March 10, 2005, at 10:00 a.m., local time, at our offices located at Two South University Drive, Suite 325, Plantation, Florida 33324.

The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in the accompanying Notice of Annual Meeting and Proxy Statement which you are urged to review carefully.

Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, you are requested to complete, sign, date and return the enclosed proxy card in the enclosed pre-addressed, postage-paid, return envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

Your vote is important. Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you desire even if you have previously sent in your proxy. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

We hope that you can attend the 2005 Annual Meeting of Shareholders. Your interest and support in the affairs of Dreams, Inc. are appreciated.

Very truly yours,

Ross Tannenbaum
Chief Executive Officer

DREAMS, INC.

Two South University Drive

Plantation, Florida 33324

(954) 377-0002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 10, 2005

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Dreams, Inc., a Utah corporation, will be held at our offices located at Two South University Drive, Suite 325, Plantation, Florida 33324, on Thursday, March 10, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect three directors to each serve until our next annual meeting of shareholders and until their successors have been duly elected and qualified;

2.	To approve a proposed change in the state of incorporation of our company from Utah to Florida; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on February 4, 2005, are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment thereof. A complete list of such shareholders will be available for examination at our offices in Plantation, Florida for ten business days prior to the Annual Meeting.

Shareholders unable to attend the Annual Meeting in person are requested to read the enclosed Proxy Statement and then complete and deposit the Proxy with our transfer agent, Fidelity Transfer Company, 1800 S. West Temple, Suite 301, Salt Lake City, Utah 84115 before the time of the Annual Meeting or adjournment thereof or with the chairman of the Annual Meeting, Two South University Drive, Plantation, Florida 33324, prior to the commencement thereof. Unregistered shareholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary. A Proxy may be revoked by a shareholder at any time before the effective exercise thereof.

By Order of the Board of Directors

Ross Tannenbaum
Chief Executive Officer

Plantation, Florida

February     , 2005

THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

OF DREAMS, INC.

March 10, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time and Place of the Annual Meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dreams, Inc., a Utah corporation for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our offices located at Two South University Drive, Suite 325, Plantation, Florida 33324, at 10:00 a.m., local time, on Thursday, March 10, 2005, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to our shareholders on or about February     , 2005. All costs of soliciting proxies will be borne by us.

Matters to be considered at the Annual Meeting. The purpose of the Annual Meeting is to consider and vote upon two proposals. For the first proposal you will elect three of our directors. For the second proposal you will consider and vote upon our reincorporation from Utah to Florida.

Proxy Card. A Proxy Card is enclosed for use at the Annual Meeting. Proxies that are properly completed, signed and received prior to the Annual Meeting will be voted in accordance with the instructions of the persons executing the same. Unless instructed to the contrary, the proxies will be voted FOR Proposals One and Two set forth in the Notice of the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that the person named in the enclosed Proxy Card and acting thereunder will vote in accordance with his best judgment on such matters. A proxy may be revoked by a shareholder at any time before the effective exercise thereof by submitting a subsequently dated proxy or by appearing in person and voting at the Annual Meeting.

Record Dates. With respect to all proposals, the close of business on February 4, 2005 has been fixed as the record date (“Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, there were 56,363,195 shares issued and outstanding all of which are entitled to vote.

Quorum. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the Record Date, is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented by proxy at the Annual Meeting, the shareholders present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other then an announcement at the Annual Meeting, until a quorum is present or represented by proxy. At any such adjourned Annual Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting.

Voting Procedures and Requirements. The election of directors will be determined by plurality vote. You may not cumulate your votes in the election of directors. Approval of the plan of merger will require the affirmative vote of a majority of the shares of our common stock outstanding. Therefore, abstentions will have a neutral effect on the election of directors. However, abstentions or the failure to vote on the reincorporation proposal will have the same effect as votes cast against approval of the proposal.

Your broker and, in many cases, your nominee will not have discretionary power to vote on the reincorporation. Accordingly, you should instruct your broker or nominee how to vote. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. A broker non-vote will have the same effect as a vote against the reincorporation proposal.

Default Voting. All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Annual Meeting in accordance with the directions set forth on such proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS, AND (ii) FOR THE APPROVAL OF THE REINCORPORATION OF THE COMPANY FROM UTAH TO FLORIDA. If any other business comes before the shareholders for a vote at the meeting, the shares will be voted in accordance with the discretion of the holders of the proxy.

Tabulation of Votes. All votes will be tabulated by the inspector of elections (the “Inspector”) appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by us. The Inspector will also separately tabulate affirmative and negative votes and broker “non-votes”, and determine the result for each proposal.

Revocation of Proxy. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (a) the execution and submission of a revised proxy, (b) written notice to our Secretary or (c) voting in person at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of three members. The directors are elected annually by our shareholders. Our Bylaws provide that the Board of Directors will determine the number of directors. The shareholders will elect three directors for the coming year. All of the nominees presently serve as our directors. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The election of these directors requires a plurality of the votes cast by the holders of the shares of common stock present or represented by proxy at the annual meeting and entitled to vote in the election of directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

The Board of Directors has nominated the below-referenced directors for election by the shareholders:

Sam Battistone

Dale Larsson

Ross Tannenbaum

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF

ALL NOMINEES AS DIRECTORS.

The business experience of each of our directors set forth above and executive officers are set forth below.

CERTAIN INFORMATION REGARDING OUR DIRECTORS AND EXECUTIVE OFFICERS

The name and age of each director nominee and each executive officer and the positions held or to be held by each of them are as follows:

Name	Age	Serving as Officer and/or Director Since	Position Held With Us
Sam Battistone	64	1983	Chairman/Director

Ross Tannenbaum	42	1998	President/CEO/Director

David M. Greene	42	2001	Senior Vice President of Strategic Planning and Corporate Secretary

Dale Larsson	59	1999	Director

Victor Shaffer	44	2004	Executive Vice President

Biographical Information

Sam D. Battistone has been Chairman of the Board since our inception. Mr. Battistone served as our President until November 1998. He was the principal owner, founder and served as Chairman of the Board, President and Governor of the New Orleans Jazz and Utah Jazz of the National Basketball Association (NBA) from 1974 to 1986. In 1983, he was appointed by the Commissioner of the NBA to the Advisory Committee of the Board of Governors of the NBA. He held that position until we sold our interest in the team. He served as a founding director of Sambo’s Restaurants, Inc. and in each of the following capacities, from time to time, from 1967 to 1979: President, Chief Executive Officer, Vice-Chairman and Chairman of the Board of Directors. During that period, Sambo’s grew from a regional operation of 59 restaurants to a national chain of more than 1,100 units in 47 states. From 1971 to 1973, he served on the Board of Directors of the National Restaurant Association.

Ross Tannenbaum has served as our President and a Director since November 1998. From August 1994 to November 1998, Mr. Tannenbaum was President, director and one-third owner of Mounted Memories, Inc. From May 1992 to July 1994, Mr. Tannenbaum was a co-founder of Video Depositions of Florida. From 1986 to 1992, Mr. Tannenbaum served in various capacities in the investment banking division of City National Bank of Florida. Mr. Tannenbaum is the brother-in-law of David M. Greene, our Senior Vice President of Strategic Planning.

David M. Greene has been our Senior Vice President of Strategic Planning since June 2001 and our Corporate Secretary since August 2004. From May 1992 to May 2001, he was the President of Florida Tool & Gauge, Inc., an aerospace manufacturing company located in Fort Lauderdale, Florida. From April 1987 to April 1992, he served as President of GGH Consultants, Inc., an investment and business consulting company. From May 1984 to March 1987, he worked as an investment executive at the investment banking firm of Drexel, Burnham, Lambert, Inc. Mr. Greene is the brother-in-law of Ross Tannenbaum, our President, Chief Executive Officer and a Director.

Dale E. Larsson has served as a Director of ours since 1982. From 1982 until September 1998, Dale E. Larsson was our Secretary-Treasurer. Mr. Larsson graduated from Brigham Young University in 1971 with a degree in business. From 1972 to 1980, Mr. Larsson served as controller of Invest West Financial Corporation, a Santa Barbara, California based real estate company. From 1980 to 1981, he was employed by Invest West Financial Corporation as a real estate representative. From 1981 to 1982, he served as the corporate controller of WMS Famco, a Nevada corporation based in Salt Lake City, Utah, which engaged in the business of investing in land, restaurants and radio stations.

Victor Shaffer has served as our Executive Vice President since June 2004. Prior to the hiring of Mr. Shaffer, he served as a part-time consultant since August 2003 in support of our NASCAR initiative. Mr. Shaffer has over 20 years of executive experience in advertising and marketing. From 1992 to 1998 he served as president and chief executive officer of Press Pass, a trading card and collectibles company. From 1998 to 2000 he served as an executive vice president of Racing Champions.

Director Compensation

Our directors are not paid fees for serving on our Board. Directors are reimbursed for their out of pocket expenses incurred in connection with the attendance at our board meetings.

Board of Director Meetings

During fiscal year 2004, the Board of Directors acted by unanimous consent on two occasions and had no meetings.

Code of Ethics

We have adopted a code of ethics for our officers and directors. The Code of Ethics was approved by our Board of Directors in June 2004. Our Code of Ethics was included as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, and we have posted it on our website, which is located at www.dreamscorp.com. We will also disclose any amendments or waivers to our Code of Ethics on our website.

Committees of the Board of Directors

The Board of Directors does not have an Audit Committee, Nominating Committee or Compensation Committee. To date the Board of Directors has acted as our Audit Committee. The Board of Directors has determined that Dale Larson, is an “audit committee financial expert” and “independent” as defined in 401(h) of Regulation SB. The Board’s affirmative determination was based upon, among other things, his prior business and educational experience. The Board of Directors meets as a whole to nominate the individuals to be proposed by the Board of Directors for election as our directors.

Section 16(a) of the Exchange Act Beneficial Ownership Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the fiscal year ended March 31, 2004 and amendments thereto furnished to us with respect to the fiscal year ended March 31, 2004, except as set forth below, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended March 31, 2004. Mr. Greene and Mr. Viner failed to file a Form 4 on 1 occasion during the fiscal year ended March 31, 2004.

Independent Public Accountants

The Board of Directors has appointed Grant Thornton, LLP as our independent auditors for the fiscal year ending March 31, 2005. Grant Thornton, LLP has audited our financial statements since 2002. A representative of Grant Thornton, LLC is expected to be present at the meeting, with an opportunity, if so desired, to make a statement and respond to appropriate questions from the shareholders.

For the fiscal years ending March 31, 2003 and 2004, fees paid to Grant Thornton, LLP were as follows:

•	audit fees of $45,835 and $74,295, respectively;

•	tax related fees of $5,550 and $26,200, respectively;

•	all other fees were $8,690 and $12,475, respectively; and

•	there were no fees paid for financial information system design and implementation.

MANAGEMENT COMPENSATION

Compensation of Executive Officers

The following table sets forth information concerning compensation for services in all capacities to us and our subsidiaries for fiscal years ended March 31, 2002, 2003 and 2004 of those persons who were, at March 31, 2004, our Chief Executive Officer and our executive officers whose compensation exceeded $100,000.

		Annual Compensation(1)			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options/ SARs
Ross Tannenbaum CEO and Director	2002 2003 2004	$250,000 275,000 288,750	$5,000 9,600 9,600	$9,600 9,600 9,600	— — —

Mark Viner (2) Chief Financial Officer, Secretary & Treasurer	2002 2003 2004	124,583 147,667 151,000	5,000 — —	7,500 — 7,500	— — —

David M. Greene Senior Vice President(3)	2002 2003 2004	75,000 100,000 100,000	1,500 — —	— 7,200 7,200	— — —

(1)	Other annual compensation represents automobile allowances.

(2)	Mr. Viner resigned from his position as our chief financial officer, secretary and treasurer effective August 16, 2004.

(3)	Mr. Greene commenced employment with us in June 2001.

Option Grants in Last Fiscal Year and Potential Realizable Values

The following table sets forth as to each of the named executive officers information with respect to option grants during fiscal 2004 and the potential realizable values of such option grants.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Ross Tannenbaum	—	—	—	—
Mark Viner	500,000	41.67%	$0.20	January 8, 2007
David M. Greene	500,000	41.67%	$0.20	January 8, 2007

Aggregated Option Exercises In Fiscal Year and FY-End Option Values

The following table sets forth, with respect to each of the named executive officers, the number of share options exercised and the dollar value realized from those exercises during fiscal 2004 and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on March 31, 2004.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At FY-End (#)		Value of Unexercised In-The-Money Options/ SARs At FY-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Ross Tannenbaum	—	—	—	—	—	—
Mark Viner	—	—	500,000	—	$75,000	—
David M. Greene	—	—	500,000	—	$75,000	—

At March 31, 2004, the closing bid price of our common stock was $0.35, and on June 4, 2004, was $0.35.

(1)	Based on the closing bid price of our common stock of $0.35 on March 31, 2004.

Employment Agreements

We are not currently a party to any employment agreement with any of our named executive officers.

Equity Compensation Plans

We do not currently have any equity compensation plans in effect.

Certain Relationships and Related Transactions.

Ross Tannenbaum, our president and chief executive officer and a director, and Sam Battistone, our chairman, each have ownership interests in franchised Field of Dreams® stores. Prior to November 1, 2004, Mr. Tannenbaum was a 25% owner in M&S, Inc., a Florida corporation that owns and operates three Field of Dreams® franchised stores in the state of Florida. As of November 1, 2004, Mr. Tannenbaum divested himself of all equity ownership of M&S, Inc. Mr. Battistone is a principal in FOD Las Vegas, LLC which owns and operates three Field of Dreams® franchised stores in the state of Nevada and one in the state of Minnesota. Mr. Tannenbaum and Mr. Battistone, through their partnerships with M&S, Inc. and FOD Las Vegas, LLC, respectively, have entered into our standard franchise agreements.

During fiscal 2004, M&S and FOD Las Vegas, LLC paid us $73,000 and $272,000, respectively in franchise royalties. Additionally, during fiscal 2004, M&S, Inc. and FOD Las Vegas, LLC purchased products from us totaling $202,000 and $223,000, respectively. During fiscal 2003, M&S, Inc. and FOD Las Vegas, LLC paid us $75,000 and $247,000 in franchise royalties, respectively. Additionally, during fiscal 2003, M&S, Inc. and FOD Las Vegas, LLC purchased products from us totaling $162,000 and $105,000, respectively.

During fiscal 2004 and 2003, we paid Dan Marino, then a member of our board of directors, $291,000 and $308,000, respectively, for his autograph on inventory items and appearance fees. We have a three year agreement with Mr. Marino, which expires March 31, 2006. Under the terms of the agreement, Mr. Marino will earn a minimum of $1.5 million over the three year period. Mr. Marino will provide autographs and make personal appearances under the contract terms. Such payments were based on arms-length negotiations between the parties. Mr. Marino resigned from our Board of Directors on January 25, 2005.

On May 13, 2002, we loaned Mr. Battistone $275,000. This amount was repaid in June 2002.

In April 2002, we entered into a consulting agreement with a corporation wholly-owned by Mr. Battistone. The term of the agreement is through March 31, 2007. We agreed to pay the consultant $145,000 for the first year, $160,000 in each of years two, three and four and $175,000 in year five. We are responsible for all expenses incurred by the consultant in the performance of his duties. The consultant agreed to provide consulting services utilizing his business contacts. Mr. Battistone agreed to continue as Chairman of our Board of Directors.

During fiscal 2004, Mr. Battistone agreed to tender an aggregate of 98,240 shares of our common stock to repay $19,000 of personal expenses (incurred in the ordinary course of business) paid on his behalf by us. This transaction was recorded at the fair market value of the shares on the date the shares were tendered. The common stock received by us from Mr. Battistone was retired.

During fiscal 2003, Mr. Battistone agreed to tender an aggregate of 891,400 shares of our common stock to us to repay $112,000 of personal expenses (incurred in the ordinary course of business) paid on his behalf by us. As additional consideration for the tendered shares, Mr. Battistone received the rights to a prepaid asset valued at $61,000. These transactions were recorded at the fair market value of the common stock on date the shares were tendered. The common stock received by us from Mr. Battistone was retired.

In August, 2004, we obtained a convertible loan to borrow up to $1.0 million due January 15, 2005 from the brother of our president and chief executive officer. The initial advance of $700,000 as of September 30, 2004, was used for working capital purposes. As of November 22, 2004 the remaining $300,000 has been funded and used. In consideration for such loan, we have agreed to pay such third party interest at the rate of 12% per annum and granted five year options to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share. In an event of a default under the loan, the loan is convertible into our common stock at $0.05 per share. On January 25, 2005, effective as of January 15, 2005, we extended the maturity date of the note to April 29, 2005 and modified the convertibility feature to provide for conversion of the note, only upon an event of default, at the lower of (i) the average closing sales price for a share of our common stock for the three trading days immediately prior to conversion or (ii) in the event we sell or issue common stock or other convertible securities after December 31, 2004, at the lowest issue or conversion price per share of such securities, as applicable.

To provide us with additional working capital, nine of our senior employees, including our chairman and chief executive officer, agreed to defer all but $1 of their monthly salary effective August 1,

2004. In consideration for such deferral, each employee received options to purchase that number of shares of our common stock equal to the dollar amount deferred. The five year options are exercisable at $0.25 per share. In addition, upon payment of such accrued amounts, each employee received a 5% deferral bonus. The deferrals ceased on November 19, 2004 for each of our senior employees other than our chief executive officer and our chairman, which continue to be in effect.

In August 2004, we agreed to amend our former chief financial officer’s stock option agreement to reduce the number of options to 250,000 from 500,000 in exchange for the extension of the period during which such options were exercisable. These options have an expiration period of three years and are exercisable immediately.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth as of December 31, 2004, the number of shares of our common stock beneficially owned by persons who own five percent or more of our voting stock, by each director, by each executive officer, and by all executive officers and directors as a group. The table presented below includes shares issued and outstanding and warrants to purchase shares and options exercisable within 60 days.

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percent of Class
Sam D. Battistone (2)	10,966,574	19.5%

Ross Tannenbaum (3)	12,500,000	22.2

Owen Randall Rissman 1101 Skokie Road, Suite 255 North Brook, IL 60062	4,655,000	8.3

Dale E. Larsson 3230 North University Ave. Provo, UT 84604 (4)	261,477	*

Victor Shaffer (5)	—	—

Mark Viner (6)	250,000	*

David M. Greene(7)	503,000	*

All Executive Officers and Directors as a group (5 persons) (8)	24,056,050	42.6

*	Less than 1%

(1)	Unless otherwise indicated, the address for each person is Two South University Drive, Plantation, Florida 33324.

(2)	Excludes options Mr. Battistone is to receive for certain salary deferrals; also excludes 1,300,000 shares owned by the following family members of which Mr. Battistone disclaims beneficial ownership:

Name	Number of Shares Owned
Kelly Battistone	350,000
Dann Battistone	350,000
Brian Battistone	350,000
Mark Battistone	250,000

(3)	Excludes options Mr. Tannenbaum is to receive for certain salary deferrals.

(4)	Includes 7,800 shares owned jointly by Mr. Larsson and his wife.

(5)	Does not include 1,200,000 shares which are the subject of stock options which vest over a three year period.

(6)	Includes 250,000 shares which are the subject of stock options. Mr. Viner resigned from his position as our Chief Financial Officer, Secretary and Treasurer effective August 16, 2004.

(7)	Includes 500,000 shares which are the subject of stock options.

(8)	The directors and officers have sole voting power and investment power as to the shares beneficially owned by them; does not include shares or options of any executive officer or director no longer employed by us.

PROPOSAL TWO

APPROVAL OF REINCORPORATION IN FLORIDA

General

The board of directors believes that our interests, as well as the interests of our shareholders, will be best served by changing our state of incorporation from Utah to Florida. This “reincorporation” will be accomplished by means of our merger with and into our wholly-owned subsidiary, Dreams Holdings, Inc. (“Dreams FL”). A copy of the agreement and plan of merger between our company and Dreams FL (the “Merger Agreement”), is attached to this Proxy Statement as Appendix A. For purposes of this Proposal Two, our company may also be referred to as (“Dreams UT”).

SHAREHOLDERS ARE URGED TO READ CAREFULLY THE FOLLOWING SECTIONS OF THIS PROXY STATEMENT, INCLUDING THE RELATED APPENDICES, BEFORE VOTING ON THE REINCORPORATION PROPOSAL.

The reincorporation will allow us to be governed by Florida’s comprehensive and flexible corporation law. The board of directors believes that the environment provided by Florida law will allow us to attract and retain qualified officers and directors, as well as enhance our operations. Furthermore, we have no business offices or operations in, stores in, or commercial connections with the State of Utah. Florida is the location of our business offices, many of its employees and many of its shareholders, and most of our commercial and business partners and professional advisors.

Upon, and subject to, the approval of our reincorporation, we intend to engage in a rights offering pursuant to which we plan to distribute to each shareholder, at no charge, one non-transferable subscription right for each share of our common stock that such shareholder owned as a holder of record on the record date for the rights offering (which has not yet been determined). Each subscription right entitles a shareholder to purchase two (2) shares of our common stock for each share of our common stock that such shareholder owned on the record date for $0.03 per share ($0.06 per two shares). Shareholders who exercise all of their subscription rights prior to the expiration date of the rights offering (which has not yet been determined) will also have the right to subscribe for additional shares of our common stock at the same subscription price per share, to the extent that other shareholders do not exercise their subscription rights in full, prior to the expiration date. Shareholders will receive rights to purchase shares in, and upon exercise of those rights will receive common shares of, Dreams FL. To the extent all shares offered in the rights offering are not subscribed for in full, we will offer those shares to certain of our existing shareholders and outside investors at the subscription price.

Our primary purpose for engaging in the rights offering is to assist us in raising capital in a cost-effective manner in order to satisfy (i) $1.0 million in partial repayment of indebtedness to Merrill Lynch Business Financial Services, or MLBFS, the lender under our expired line of credit facility, pursuant to a forbearance agreement and (ii) $1.0 million in full repayment of indebtedness to the brother of our president and chief executive officer. After application of the proceeds from the rights offering, approximately $4.3 million of indebtedness will remain outstanding under our expired line of credit facility.

If the reincorporation by merger is not approved, we will not have enough authorized shares available to engage in the rights offering. If we do not engage in the rights offering, we may not be able to obtain the additional financing necessary to repay our indebtedness. Should we not be successful in obtaining additional financing, it could adversely affect our operations and financial condition. Pursuant to the terms of the forbearance agreement with MLBFS, if we fail to repay $1.0 million of indebtedness by March 31, 2005, or all of our obligations are not satisfied in full by April 29, 2005 (including repayment of approximately $4.3 million of outstanding indebtedness after the application of the proceeds from the rights offering), then MLBFS may, among other things, seize and sell all of our assets or appoint a receiver for our operations.

Our merger with Dreams FL, including our resulting reincorporation, will become effective at the time we file the Articles of Merger with the Secretary of State of the State of Florida. At the effective time of the merger, each share of our common stock that you hold will be converted into one share of Dreams FL’s common stock. As a result, you will automatically become a shareholder of Dreams FL and cease to be a shareholder of Dreams UT. It is not necessary for shareholders to exchange their existing stock certificates for stock certificates of Dreams FL.

The proposed reincorporation has been unanimously approved by our board of directors. If approved by our shareholders, we anticipate that the reincorporation by merger will become effective as soon as practicable after the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the reincorporation by merger may be abandoned if, in the opinion of the board of directors, circumstances arise that make it inadvisable to proceed.

As a result of the reincorporation by merger, Dreams UT, will cease to exist and Dreams FL, to the extent permitted by law, will succeed to all of our business, properties, assets, and liabilities.

Effects of the Reincorporation

In addition to changing our state of incorporation, the reincorporation by merger will have the following effects on our company:

•	Our future corporate actions will be governed by the Florida Business Corporation Act and by Dreams FL’s Articles of Incorporation and Bylaws;

•	Our number of authorized shares of common stock will increase from 100,000,000 shares, no par value per share, to 500,000,000 shares, $.001 par value per share; and

•	We will have in our treasury 10,000,000 shares of “blank check” preferred stock, $.001 par value per share.

Officers and Directors

The officers and directors in office immediately prior to the reincorporation will continue to serve in their same capacities after the reincorporation. Therefore, our board of directors believes the reincorporation will not cause any interruption in our current business operations.

Corporate Governance

After the reincorporation takes effect, our future corporate actions will be governed by the Florida Business Corporation Act and by Dreams FL’s Articles of Incorporation and Bylaws, which will replace our current Articles of Incorporation and Bylaws. Our board of directors believes this will allow us to take advantage of the greater flexibility and predictability of Florida corporate law. However, these changes will alter your present rights as a shareholder of ours. See “Differences Between Our Charter and Bylaw Provisions and those of Dreams FL, and the Provisions of Florida and Utah law” below.

Dreams FL’s Articles of Incorporation and Bylaws are attached to this Proxy Statement as Appendices B and C, respectively.

Authorized Shares

As noted above, upon effectiveness of the reincorporation by merger, Dreams FL’s Articles of Incorporation will replace our current Articles of Incorporation. While our current Articles of Incorporation authorize us to issue up to 100,000,000 shares of common stock and no shares of preferred stock, Dreams FL’s Articles of Incorporation authorizes up to 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our board of directors believes the increase in our authorized shares of capital stock, resulting from the reincorporation, will not have any immediate effect on your shares, since neither we, nor Dreams FL, will issue any additional shares of stock in connection with the reincorporation. In addition, the board of directors believes its ability to issue one or more series of preferred stock will provide it with flexibility in structuring potential future financings and acquisitions, and in meeting other corporate needs which might arise.

On January 28, 2005, we filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission in connection with the rights offering. Although we cannot at this time determine the number of shares of common stock that will be outstanding after the rights offering, if we sell all of the shares registered for sale pursuant to the registration statement (excluding shares issuable upon the exercise of subscription rights by optionholders who exercise their options to purchase our common stock prior to the rights offering) then we will issue 112,726,390 shares of common stock in connection with the rights offering and we will have 169,089,585 shares of common stock outstanding upon completion of the rights offering. If all of our optionholders exercise their options to purchase shares of our common stock prior to the rights offering, and concurrently or subsequently exercise their basic subscription rights in full, we will have an additional 15,950,427 shares of common stock outstanding after the rights offering, and we will have 185,040,012 shares of common stock outstanding upon completion of the rights offering. We do not expect our optionholders to exercise their options and participate in the rights offering.

While the reincorporation by merger will result in changes to our state of incorporation, in addition to the other changes listed above, our board of directors believes that it will not result in any material changes to our business, management, assets, liabilities or net worth.

Vote Required for the Reincorporation Proposal

Approval of the reincorporation proposal will require the affirmative vote of holders of a majority of the outstanding shares of our common stock, and will also constitute approval of our adoption of the Merger Agreement and Dreams FL’s Articles of Incorporation and Bylaws.

The effect of an abstention or a broker non-vote is the same as that of a vote against the reincorporation proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” OUR PROPOSED

REINCORPORATION IN FLORIDA.

QUESTIONS AND ANSWERS

The following questions and answers are intended to respond to questions you may have concerning our reincorporation in Florida. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Proxy Statement, as well as its exhibits and the documents incorporated by reference in this Proxy Statement.

Q:	WHAT ARE THE REASONS FOR THE REINCORPORATION AND RELATED TRANSACTIONS?

A:	The reincorporation will allow us to be governed by Florida’s comprehensive and flexible corporation law, which is periodically updated and revised to meet changing business needs. The foundation of this law is the Florida Business Corporation Act. Florida courts have developed considerable expertise in dealing with corporate issues and have developed a substantial body of case law construing Florida law and establishing public policies with respect to Florida corporations. Florida has a more highly developed body of case law interpreting its corporate statutes than Utah, giving Florida corporate law an added measure of predictability that is useful in a judicial system based on precedent. Furthermore, we have no business offices or operations in, stores in, or commercial connections with the State of Utah. Florida is the location of our business offices, most of our employees and many of our shareholders, and most of our commercial and business partners and professional advisors.

At the time of the merger, the officers and directors of Dreams UT will become officers and directors of Dreams FL. Those officers and directors in office immediately before the reincorporation will serve in their same capacities after the effective time. Dreams FL, to the extent permitted by law, will succeed to all of our business, properties, assets, and liabilities. Therefore, the reincorporation will not result in any material change to our business, management, assets, liabilities or net worth.

For the above reasons, the board of directors has determined that reincorporation in Florida is in the best interests of our company and its shareholders.

Q:	WHAT ARE THE PRINCIPAL FEATURES OF THE REINCORPORATION?

A:	The reincorporation will be accomplished by our merger with and into Dreams FL, our wholly-owned subsidiary. At the time of the merger, one fully paid and non-assessable share of Dreams FL’s common stock will be issued for each outstanding share of our common stock that is held by our shareholders. Shortly after the reincorporation, the shares of Dreams UT will cease trading on the over-the-counter bulletin board market and the shares of Dreams FL will begin trading in their place. As a result of the merger, Dreams UT will cease to exist and Dreams FL will, to the extent permitted by law, succeed to all of our business, properties, assets, and liabilities.

In addition, the company surviving the merger will be governed by the Florida Business Corporation Act and by Dreams FL’s Articles of Incorporation and Bylaws, which will replace our current Articles of Incorporation and Bylaws. These changes will alter your present rights as a shareholder of ours. See “Differences Between Our Charter and Bylaw Provisions and Those of Dreams FL, and the Provisions of Florida and Utah law” below.

Q:	HOW DOES REINCORPORATION AFFECT OUR OFFICERS AND DIRECTORS?

A:

Our current officers and directors will continue in these capacities after the reincorporation. See “Certain Information Regarding Our Directors and Executive Officers” under Proposal One. Further, the board of directors believes that reincorporation under Florida law will enhance our ability to attract and retain qualified directors and officers, as well as encourage directors and officers to continue to make independent decisions in good faith on our behalf. From the perspective of those who serve as corporate officers and directors, Florida law tends to offer reduced risk and greater certainty and stability than other state’s corporate statutes. While Utah law is very similar to Florida law in terms of rules governing director reliance, limitation of liability and indemnification of directors and officers and directors’ and officers’ insurance, it is less well known. See “Differences Between Our Charter and Bylaw Provisions and those of Dreams FL, and the Provisions of Florida and Utah law” below.

Our board of directors believes that Florida law, like Utah law, strikes an appropriate balance with respect to personal liability of directors and officers, and that reincorporation in Florida will enhance our ability to recruit and retain directors and officers in the future, while providing appropriate protection for shareholders from possible abuses by directors and officers.

Q:	HOW WILL THE REINCORPORATION AFFECT OUR SHAREHOLDERS AND THEIR SHARES OF CAPITAL STOCK?

A:	As of the date hereof, 56,363,195 shares of our common stock are issued and outstanding. Presently, our Articles of Incorporation authorize 100,000,000 shares of common stock, no par value per share, and no shares of preferred stock. Dreams FL’s Articles of Incorporation authorizes 500,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. Therefore, the reincorporation will result in an increase in our authorized capital stock. At the effective time of our merger with Dreams FL, each share of our common stock that you hold will be converted into one share of Dreams FL’s common stock. Therefore, after the effective date of the reincorporation, you will own the same class and the same percentage of Dreams FL that you currently own of Dreams UT. Neither we, nor Dreams FL, will issue any additional shares of stock in connection with the reincorporation. The number of shares of our common stock that are issued and outstanding on the effective date of the reincorporation by merger will become the number of shares of Dreams FL outstanding immediately after the reincorporation by merger.

After the reincorporation takes effect, our future corporate actions will be governed by the Florida Business Corporation Act and by Dreams FL’s Articles of Incorporation and Bylaws, which will replace our current Articles of Incorporation and Bylaws. These changes will alter your present rights as a shareholder of ours. See “Differences Between Our Charter and Bylaw Provisions and those of Dreams FL, and the Provisions of Florida and Utah law” below.

The following is a summary of the rights, privileges and restrictions of Dreams FL’s common and preferred stock:

Dreams FL Common Stock

Each holder of Dreams FL’s common stock is entitled to one vote per share on all matters voted on by shareholders, including the election of directors.

Except as otherwise required by law or provided in any resolution adopted by Dreams FL’s board of directors, or as otherwise provided in the Articles of Incorporation with respect to any class or series of preferred stock of Dreams FL that may be issued in the future, the holders of shares of Dreams FL’s common stock exclusively possess all voting power. As with our current Articles of Incorporation, Dreams FL’s Articles of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any shares of Dreams FL’s preferred stock that may be issued in the future, the holders of Dreams FL’s common stock are entitled to such dividends as may be declared from time to time by the board of directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of Dreams FL available for distribution to such holders. As is the case with our common shareholders, holders of Dreams FL’s common stock have no preemptive rights with respect to future issuances of shares by Dreams FL.

Dreams FL Preferred Stock

Dreams FL’s Articles of Incorporation authorizes its board of directors to establish one or more series of preferred stock and to determine, with respect to any such series of preferred stock, its terms and rights, including:

•	the designation of each series;

•	the voting powers, if any, associated with each such series;

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of each series;

•	the redemption rights and price or prices, if any, for shares of each series; and

•	preferences and other special rights, if any, of shares of each series in the event of any liquidation, dissolution, or distribution of Dreams FL’s assets.

No shares of Dreams FL’s preferred stock are currently issued or outstanding.

Q:	HOW IS MY STOCK CONVERTED INTO SHARES OF DREAMS FL’S STOCK?

A:	After the reincorporation by merger becomes effective, you will cease to be a holder of Dreams UT common stock and you will automatically become a holder of Dreams FL’s common stock. Your shares of Dreams UT common stock will automatically convert into shares of Dreams FL common stock on a one-for-one basis.

Q:	WILL I NEED TO OBTAIN NEW STOCK CERTIFICATES?

A:	At the effective time of the reincorporation by merger, each stock certificate representing shares of Dreams UT common stock that were issued and outstanding immediately before such effective time will automatically represent the same number of shares of common stock of Dreams FL.

A shareholder seeking to exchange certificates representing shares of common stock of Dreams UT for certificates representing shares of Dreams FL will be subject to normal requirements, including proper endorsement, signature guarantee, if required, and payment of applicable taxes. Before this exchange occurs, the Dreams UT stock certificates that our shareholders hold as of the effective time of the merger will continue to validly represent the shares of Dreams FL’s common stock that such shareholders acquire as a result of the reincorporation by merger.

If, for any reason, you fail to exchange your Dreams UT stock certificates for Dreams FL stock certificates, your Dreams UT stock certificates will continue to validly represent the shares of Dreams FL’s common stock that were formerly Dreams UT shares evidenced by such certificates. YOU DO NOT NEED TO EXCHANGE YOUR EXISTING DREAMS UT STOCK CERTIFICATES FOR STOCK CERTIFICATES OF DREAMS FL.

Q:	WILL MY STOCK REMAIN FREELY TRADEABLE?

A:	After completion of the reincorporation by merger, you may continue to make sales or transfers using Dreams UT stock certificates. As noted above, until you exchange your Dreams UT stock certificates for Dreams FL stock certificates, your Dreams UT stock certificates will continue to validly represent shares of Dreams FL’s common stock that were formerly Dreams UT shares evidenced by such certificates.

Under Rule 145(a)(2) of the Securities Act of 1933, as amended, a merger which has the sole purpose of changing an issuer’s domicile within the United States does not involve a sale of securities for purposes of the Securities Act. Accordingly, separate registration of shares of common stock of Dreams FL will not be required in connection with the reincorporation by merger.

If you hold shares of ours that are freely tradable before the effective time of the reincorporation by merger, you will own the same number of freely tradable shares of Dreams FL after the effective time. Similarly, if you hold any securities of ours with transfer restrictions before the effective time of the reincorporation by merger, you will hold equivalent securities of Dreams FL after the effective time with the same transfer restrictions. For purposes of computing the holding period under Rule 144 of the Securities Act, any stock of Dreams FL that you acquire as a result of the reincorporation by merger, will be deemed to have been acquired on the date that you originally acquired the shares of Dreams UT common stock from which your Dreams FL stock was converted.

We anticipate that immediately following the reincorporation by merger, Dreams FL’s common stock will be listed on the over-the-counter bulletin board, the automatic quotation system on which our common stock is currently listed. Dreams FL will continue to file periodic reports and other required documents with the SEC and provide to its shareholders the same types of information that we have previously filed and provided.

Q:	CAN I REQUIRE THE COMPANY TO PURCHASE MY STOCK?

A:	Yes. Under the Utah Revised Business Corporation Act, you are entitled to appraisal and purchase of your stock as a result of the reincorporation. See “Dissenter’s Rights of Appraisal as a result of the Reincorporation to Florida” below.

Q:	WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A:	We believe that the reincorporation by merger will be a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Accordingly, for federal income tax purposes, you should not recognize any gain or loss by reason of the reincorporation. Each share of Dreams FL’s common stock that you acquire by reason of the reincorporation by merger should have the same tax basis and the same holding period as the equivalent Dreams UT common stock from which such shares of Dreams FL common stock were converted, provided that you hold such shares of Dreams UT common stock as a capital asset on the date the reincorporation by merger is effected.

For federal income tax purposes, neither our company, nor Dreams FL, will recognize any gain or loss by reason of the reincorporation by merger. Dreams FL will generally succeed, without adjustment, to the tax attributes of Dreams UT. There should be no accounting consequences of the reincorporation by merger, as Dreams FL will succeed to the accounts and accounting methods of Dreams UT Tax provisions are complex and subject to change. This summary is included for general information only and does not purport to be a complete discussion of all of the possible federal tax consequences of the reincorporation by merger. No effort has been made here to summarize the treatment of the merger under the various tax laws of states to which our shareholders are subject. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REINCORPORATION BY MERGER WITH RESPECT TO THE APPLICATION AND EFFECT OF YOUR OWN STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Q:	WHAT IS THE ACCOUNTING TREATMENT OF THE REINCORPORATION BY MERGER?

A:	In accordance with generally accepted accounting principles, we will account for the reincorporation by merger as a reorganization of entities under common control at historical cost.

Q:	ARE THERE ANY REGULATORY APPROVALS REQUIRED FOR THE REINCORPORATION BY MERGER?

A:	No regulatory approvals are required for the reincorporation by merger.

Q:	WHO WILL PAY THE COSTS OF REINCORPORATION?

A:	We will pay all of the costs of reincorporating in Florida, including distributing this Proxy Statement and the cost of exchanging certificates representing shares of Dreams UT for certificates representing shares of Dreams FL. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the reincorporation.

Q:	CAN THE MERGER BE ABANDONED OR CHANGED?

A:	As noted above, we anticipate that the merger will become effective as soon as practicable after the distribution of this Proxy Statement. However, the Merger Agreement relating to the reincorporation provides that the merger may be abandoned by our board of directors at any time before the effective time, even after its approval by our shareholders. In addition, we may amend the Merger Agreement before the effective time, either before or after the receipt of shareholder approval. However, we may not amend the Merger Agreement if such amendment would alter or change the amount or kind of shares to be received by our shareholders in the merger, alter or change any term of Dreams FL’s Articles of Incorporation, or cause any alteration or change that would adversely affect our shareholders, without first receiving the necessary shareholder consents.

Q:	WHAT ARE THE DISADVANTAGES OF REINCORPORATING IN FLORIDA?

A:	Despite the unanimous belief of our board of directors that reincorporating in Florida is in the best interests of our company and its shareholders, Florida law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. For a comparison of shareholders’ rights under Florida and Utah law, see “Differences Between Our Charter and Bylaw Provisions and those of Dreams FL, and the Provisions of Florida and Utah law” below.

DIFFERENCES BETWEEN OUR CHARTER AND BYLAW PROVISIONS AND

THOSE OF DREAMS FL AND THE PROVISIONS OF FLORIDA AND UTAH LAW

There are differences in certain respects between our Articles of Incorporation and Bylaws and the Articles of Incorporation and Bylaws of Dreams FL. In addition, there are differences between Utah’s Revised Business Corporation Act (the “Utah Code”), which currently governs our company, and the Florida Business Corporation Act (the “Florida Code”), which currently governs Dreams FL, and which will govern the combined company following the reincorporation.

The following summary describes what the board of directors, with the advice of counsel, believes to be the most significant differences and similarities between our charter documents and Dreams FL’s and between Utah law and Florida law that you should be aware of. This summary does not purport to be a complete description of such differences and similarities, or to give full effect to the provisions of statutory or common law. You should note that many provisions of the Utah Code and the Florida Code may be subject to differing interpretations, and that those offered in this Proxy Statement may be incomplete in certain respects. The following discussion is not a substitute for direct reference to the statutes themselves or for professional interpretation of them. Accordingly, this summary is subject to, and qualified in its entirety by, reference to the Utah Code and the Florida Code, and relevant case law, as currently in effect, and to Dreams FL’s and our respective charter documents.

References below to Utah law and Florida law describe such laws as currently in effect.

Annual Meetings of Shareholders

Under Utah law, a special meeting of shareholders may be called by:

•	a corporation’s board of directors;

•	the person or persons authorized by the corporation’s Bylaws to call a special meeting; or

•	the holders of shares representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the special meeting.

The corporation is required to give notice to shareholders entitled to vote at the meeting of the date, time and place of the special meeting no fewer than ten and no more than sixty days before the meeting. Notice of a special meeting must include a description of the purposes for which the special meeting is called.

Under Florida law, a special meeting of the shareholders may be called by the board of directors, by persons authorized by the bylaws or the articles of incorporation, or by holders of at least 10% of all shares entitled to be cast on any issue at the special meeting (unless a greater percentage, not to exceed 50%, is specified in the articles of incorporation). The bylaws of Dreams FL also provide that special meetings may be called by the board of directors or by the President or by the holders of not less than 10% of all of the shares entitled to vote at the meeting.

Inspection of Shareholder List

Utah law requires a corporation to make its shareholder list available for inspection by any shareholder for a period beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given, and continuing through the meeting and any adjournments thereof, at the company’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. If the corporation refuses a shareholder inspection of the shareholder list as provided above, the shareholder may apply to the district court of the county where the corporation’s principal office or, if none, its registered office, is located, and the district court may summarily order inspection or copying of the list at the corporation’s expense and may postpone the meeting for which the list was prepared until the inspection or copying is complete.

Florida law requires a Florida corporation to make its shareholder list available for inspection by shareholders prior to any meeting of shareholders, but this is required only for ten days prior to the meeting and at the meeting. Under Florida law, upon the refusal by the company to produce such list before or at a meeting, the meeting shall be adjourned until the requirements as to availability of the shareholders list are complied with on the demand of any shareholder in person or by proxy who failed to get such access.

Shareholder Consent to Action Without Meeting

Under Utah law, unless otherwise provided in a corporation’s Articles of Incorporation, any action requiring the vote of a corporation’s shareholders may be taken without a meeting and without prior notice by one or more written consents of those shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the foregoing, while the election of directors may be undertaken by written consent without a meeting and without prior notice, such election must be by unanimous written consent of all shares entitled to vote for the election of directors. If any shareholder action (other than the election of directors) is by less than unanimous written consent, notice of such action must be provided to the shareholders who did not consent and to those shareholders not entitled to vote but required by law to be given notice at least ten days before the consummation of the transaction, action or event authorized by such shareholder action. However, for any Utah corporation that came into existence before July 1, 1992 (as did our company), any action by written consent of shareholders in lieu of a properly noticed meeting must be by unanimous written consent of all shareholders entitled to vote on the matter in question unless and until a resolution providing otherwise is approved either by written consent of all shareholders entitled to vote on such matter or by a resolution passed at a duly convened meeting of shareholders by the same percentage vote that would be necessary to authorize an amendment to the corporation’s Articles of Incorporation.

Under Florida law, unless otherwise provided in a corporation’s Articles of Incorporation, any action requiring the vote of shareholders, including the removal and election of directors, at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, by the written consent or consents of shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Cumulative Voting

Cumulative voting permits shareholders holding a minority percentage of shares to be able to increase the likelihood of election of one or more members of a corporation’s board of directors. Both Utah law and Florida law permit, but do not require, cumulative voting. As with our current Articles of Incorporation, Dreams FL’s Articles of Incorporation does not provide for cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the voting power of the outstanding shares of our voting stock can now elect all of our directors (as directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present), and similarly, the holders of a majority of the voting power of the outstanding shares of Dreams FL’s voting stock will be able to elect all of Dreams FL’s directors.

Classified Board of Directors

Under Utah law, a corporation’s Articles of Incorporation may provide for staggering of the terms of the corporation’s directors by dividing the total number of directors into two or three groups, with each group containing one-half or one-third of the total, as near as may be. In that event, the terms of directors in the first group expire at the first annual shareholders’ meeting after their election, the terms of directors in the second group expire at the second annual shareholders’ meeting after their election, and the terms of directors in the third group, if any, expire at the third annual shareholders’ meeting after their election. Upon expiration of the initial staggered terms, directors are elected for terms of two years or three years, as the case may be, to succeed those whose terms expire.

Under Florida law, a corporation has substantially the same right to adopt a classified board of directors in which directors are staggered among up to three separate classes with terms of not longer than three years with each class composed of as equal a number of directors as is possible. As with Utah law, the terms of the directors in each staggered class expires on the first, second or, if applicable, third annual shareholders’ meeting following such directors’ election.

Our board of directors currently consists of three directors, which are the same three individuals serving as Dreams FL’s directors. Our Articles of Incorporation do not presently provide for staggered terms of directors. As with our current Articles of Incorporation, Dreams FL’s Articles of Incorporation does not provide for a classified board of directors.

Authorized Number of Directors

Under Utah law, once shares in a corporation have been issued, the corporation must have at least three directors. Florida law requires a corporation to have a minimum of one director. Dreams FL’s Bylaws specify that the number of directors on its board of directors will be one or more, and that the number will be fixed by the directors from time to time. Therefore, following the reincorporation, it will be possible for the powers of our board of directors to be concentrated in the hands of fewer directors than is permitted by Utah law.

Election and Removal of Directors and Filling of Vacancies

Utah law provides that the election of a corporation’s directors will take place at an annual meeting of shareholders. Utah law further provides that a corporation’s directors will hold office until the next annual meeting of shareholders (subject to staggering of terms, described above) and until the directors’ successors are elected and qualified. Directors of a Utah corporation may be removed by a vote of shareholders, with or without cause unless the corporation’s Articles of Incorporation provide that directors can only be removed for cause. Unless a corporation’s Articles of Incorporation provide otherwise, vacancies on the corporation’s board, including a vacancy resulting from an increase in the number of directors, may be filled by shareholder vote, by a majority vote of the remaining directors or, if the remaining directors constitute less than a quorum of the board, by a majority vote of all directors remaining in office.

Florida law provides that the election of directors will take place at an annual or special meeting of shareholders and that such election need not be by written ballot unless a corporation’s Bylaws provide otherwise. Florida law further provides that a corporation’s directors hold office for the terms specified in the corporation’s Articles of Incorporation and until their successors have been elected as provided in the Articles of Incorporation. Unless a corporation’s Articles of Incorporation provide otherwise, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Unless otherwise provided in a Florida corporation’s Articles of Incorporation or Bylaws, any vacancy on the corporation’s board may be filled by a majority vote of the directors then in office, even if there is less than a quorum, or, if applicable, by the sole remaining director. Any director elected to fill a vacancy will hold office for a term that coincides with the term of the class to which such director is elected.

Quorum of Directors

Under Utah law, a quorum of a corporation’s board of directors consists of a majority of the fixed number of directors, if the corporation has a fixed board size, or if the corporation’s Bylaws provide for a variable board size, a majority of the number of directors prescribed, or if no number is prescribed, a majority of the number in office at the time of commencement of the board meeting for which a quorum is sought. However, the corporation’s Articles of Incorporation or Bylaws may establish a higher or lower number of directors to constitute a quorum, provided that in no event may the number be less than one-third of the number of directors described above, as appropriate to the applicable circumstances of the corporation in question.

Under Florida law, unless a corporation’s Articles of Incorporation or Bylaws requires a greater or lesser number of directors for a quorum, a majority of the directors then in office will constitute a quorum (but in no event less than one-third of the votes of the entire board or committee in question).

Presently, a quorum for the transaction of business at any meeting of our board of directors exists when a majority of our directors in office immediately before the meeting begins are present at the meeting (in person or by means of telecommunication). Similarly, Dreams FL’s Bylaws provide that a quorum for the transaction of business at any meeting of Dreams FL’s board of directors exists when a majority of its directors in office at the time of such meeting are present at the meeting (in person or by means of telecommunication).

Appraisal Rights

Florida law provides for appraisal rights to shareholders in connection with mergers or consolidations which are substantially similar to Utah law. Both Utah and Florida law (i) set forth procedures for the corporation to give shareholders notice of their appraisal rights, and for such shareholders to exercise such rights and (ii) authorize only the corporation to commence judicial appraisal proceedings, with all shareholders who have properly dissented and whose demands remain unresolved, to be named as parties to such proceedings.

Dividends

Under both Utah law and Florida law, subject to any restrictions in its Articles of Incorporation, a corporation’s board of directors may authorize, and the corporation may make, distributions to its shareholders. However, no such distribution may be made if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than its total liabilities plus, unless the corporation’s Articles of Incorporation provide otherwise, any amounts that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose rights are superior to those receiving the distribution.

Share Repurchases

Utah law provides that a corporation may acquire its own shares, and any shares so acquired will constitute authorized but unissued shares. Under Utah law, a corporation cannot acquire its shares if, after giving effect to the acquisition, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than its total liabilities plus, unless the corporation’s Articles of Incorporation provide otherwise, any amounts that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose rights are superior to those receiving the distribution. Utah law does not place any restrictions on what source of funds may be used by an acquiring corporation to complete such an acquisition.

Under Florida law, a corporation may purchase or redeem shares of its own stock. However, such purchases are subject to the financial standards for distributions under Florida law. See “Dividends” above.

Amendments to Charter Documents

Under Utah law, a significant amendment to a corporation’s Articles of Incorporation requires that first, the corporation’s board of directors recommends the amendment to the corporation’s shareholders (unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for this determination to the shareholders), and second, unless Utah law, the corporation’s Articles of Incorporation or Bylaws or a resolution of the corporation’s board requires a greater number or a vote by voting groups, the amendment must be approved by:

•	a majority of the votes entitled to be cast on the amendment by any voting group as to which the amendment would create dissenters’ rights;

•	a majority of the votes entitled to be cast on the amendment by any voting group as to which the amendment would materially and adversely affect the voting group’s rights in shares (including preferential rights, rights in redemption, preemptive rights, voting rights or rights in certain reverse splits); and

•	a majority of the votes cast for all other voting groups (voting separately, as applicable, with shares constituting a quorum present for each voting group).

Under Florida law, an amendment to a corporation’s Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such amendment. However, if the corporation’s Articles of Incorporation requires the vote of a greater number or proportion of the directors or of the holders of any class of stock than is required by Florida law with respect to any matter, the provision of the Articles of Incorporation may not be amended, altered or repealed by a corporation except by such greater vote.

Amendments to Dreams FL’s Articles of Incorporation are generally subject to the above-described majority vote of shareholders.

Reliance by Directors

Under Florida law, a member of the board of directors of a corporation or a member of any committee designated by the board of directors will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports, or statements, including financial statements and other financial data, presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence. Utah law is substantially similar to Florida law in this regard.

Limitation on Liability and Indemnification of Directors and Other Persons

Utah law permits a corporation to include in its Articles of Incorporation, or under certain circumstances, in its bylaws or a resolution, a provision eliminating or limiting a director’s personal liability to the corporation or its shareholders, as the case may be, for monetary damages for any action taken or any failure to take any action as a director of the corporation. Utah law provides, however, that director liability may not be eliminated or limited for:

•	the amount of any financial benefit received by a director to which he or she is not entitled;

•	intentional infliction of harm on the corporation or its shareholders;

•	unlawful distributions made to the corporation’s shareholders; or

•	any intentional violation of criminal law.

Under Florida law, a director is not personally liable for monetary damages to the corporation, shareholders or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless:

•	the director breached or failed to perform his duties as a director; and

•	such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, (c) a circumstance resulting in an unlawful distribution, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation or willful misconduct, or (d) in a proceeding by or in the right of one other than the corporation or a shareholder, recklessness or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Both Utah law and Florida law permit a corporation to indemnify its current and former directors, officers, employees and other agents made party to any proceeding because of their relationship to the corporation in such capacity against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and reasonably believed his or her conduct to be in the corporation’s best interests, and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Both statutory regimes also permit a corporation to advance expenses (including attorney’s fees) incurred by a director, officer, employee or agent who is a party to a proceeding in advance of final disposition of the proceeding if:

•	in the case of Utah law, (a) that person provides a written affirmation of his or her good faith belief that he or she acted in good faith, in the corporation’s best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and a written undertaking to repay the advance if it is ultimately determined that such person’s conduct did not meet the statutory standard required for indemnification, and (b) the corporation determines under the facts then known that indemnification would not be precluded; and

•	in the case of Florida law, (a) if such person is an officer or director, that person provides the corporation with a written undertaking to repay the advance if it is ultimately determined that such person is found to be entitled to indemnification by the corporation under Florida law or (b) if such person is a non-officer employee or agent, upon such terms and conditions that the board of directors deems appropriate.

Both Utah law and Florida law similarly permit a corporation to purchase and maintain liability insurance on behalf of any person who was:

•	in the case of Utah law, a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan; or

•	in the case of Florida law, a director, officer, employee or agent of the corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise, in either such case against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the statutory power to indemnify such person against such liability.

Transactions with Officers and Directors

Utah law provides that every director who is in any way, directly or indirectly, interested in a proposed contract or transaction with a corporation is liable to account to the corporation for any profit made as a consequence of the corporation entering into such transaction unless such person:

•	disclosed his or her interest at the meeting of directors where the proposed transaction was first considered, and, after his or her disclosure, the transaction was approved by a majority of the disinterested directors;

•	disclosed his or her interest before a meeting or written consent of shareholders and, after his or her disclosure, the transaction was approved by disinterested holders of a majority of shares entitled to vote on the matter; or

•	can show that the contract or transaction was fair to the corporation.

Under Florida law, contracts or transactions in which a director of a corporation is financially interested are not automatically void or voidable, if approved by the corporation’s shareholders or the directors under substantially the same circumstances as in Utah. Approval by the shareholders, however, requires only a simple majority. Board approval must be by a majority of the disinterested directors, but interested directors may not be counted for purposes of establishing a quorum.

Preferred Stock

Our Articles of Incorporation do not authorize any shares of preferred stock. Dreams FL’s Articles of Incorporation authorizes its board to establish one or more series of preferred stock and to determine, with respect to any such series, its terms and rights, including rights with respect to voting, dividends, redemption and other preferences and special rights in the event of any liquidation, dissolution, or distribution of Dreams FL’s assets.

The ability of the Dreams FL’s board of directors to issue one or more series of preferred stock provides Dreams FL with flexibility in structuring potential future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of Dreams FL’s preferred stock, as well as shares of Dreams FL common stock, will be available for issuance without further action by Dreams FL’s shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Dreams FL’s securities may be listed or traded.

If the approval of Dreams FL’s shareholders is not required for the designation of a series of preferred stock, or the issuance of shares of such series, the board of directors are not obligated to seek shareholder approval before making such designations or issuances. Depending on the terms of such series of preferred stock, such issuances might impede the completion of a merger, tender offer or other takeover attempt. Dreams FL’s board of directors will make any determination to issue such shares based on its judgment as to the best interests of Dreams FL and its shareholders. Dreams FL’s board of directors, in so acting, could issue shares of Dreams FL’s preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Dreams FL’s board of directors, including a tender offer or other transaction that some, or a majority, of Dreams FL’s shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then current market price of such stock.

The board of directors of Dreams FL may consider making other changes to its Articles of Incorporation and Bylaws that may have anti-takeover effects, including the institution of a shareholder rights plan. Although no decision has been made in this regard, if such action is taken, Dreams FL’s preferred stock could be used to implement such a plan.

Anti-Takeover Provisions

The Utah Control Shares Acquisitions Act (“UCSAA”) provides that “control shares” of an “issuing public corporation” acquired in a “control share acquisition” shall have the same rights as they had before such acquisition only to the extent granted by resolution of the shareholders of the corporation. The UCSAA defines “control shares” as shares that, when combined with all other voting shares held by the shareholder, would entitle the holder to vote in the election of directors within any of the following ranges of voting power:

•	1/5 or more but less than 1/3 of all voting power;

•	1/3 or more but less than a majority of all voting power; or

•	a majority or more of all voting power.

An “issuing public corporation” is defined as a Utah corporation with:

•	100 or more shareholders;

•	its principal place of business, its principal office, or substantial assets within the state; and

•	more than 10% of its shareholders resident in Utah, more than 10% of its shares owned by Utah residents, or 10,000 shareholders resident in the state.

A Utah corporation’s Articles of Incorporation or Bylaws may exempt the corporation’s shares from the UCSAA, as long as such exemption is adopted before the control share acquisition in question. Our Bylaws specifically exempt out shares from the UCSAA.

The Florida Code provides that an “affiliated transaction” with an “interested shareholder” must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares, other than the shares owned by the interested shareholder. An interested shareholder is any person who is the beneficial owner of more than 10% of the outstanding voting stock of the corporation. The transactions covered by the statute include, with certain exceptions, (a) mergers and consolidations to which the corporation and the interested shareholder are parties, (b) sales or other dispositions of substantial amounts of the corporation’s assets to the interested shareholder, (c) issuances by the corporation of substantial amounts of its securities to the interested shareholder, (d) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder, (e) any reclassification of the corporation’s securities that has the effect of substantially increasing the percentage of outstanding voting shares of the corporation beneficially owned by the interested shareholder, and (f) the receipt by the interested shareholder of certain loans or other financial assistance from the corporation. The two-thirds approval requirement does not apply if, among other things: (a) the transaction has been approved by a majority of the corporation’s disinterested directors (as defined in the statute), (b) the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the transaction, (c) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares, (d) the corporation has not had more than 300 shareholders of record at any time during the preceding three years, (e) the corporation is an investment company under the Investment Company Act of 1940, or (f) certain fair price and procedural requirements are satisfied.

The articles of incorporation of Dreams FL contain a clause expressly electing not to be governed by the provisions of the Florida Code concerning “affiliated transactions”, as is permitted by section 607.0901(5)(a) of the Florida Code.

The provisions of the Florida Code concerning “control-share acquisitions” provide that a person who acquires “control shares” in an “issuing public corporation” in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the shares entitled to vote, excluding the interested shares. An issuing public corporation is defined as a corporation that has (a) 100 or more shareholders, (b) its principal place of business, its principal office or substantial assets in Florida, and (c) either (i) more than 10% of its shareholders reside in Florida, (ii) more than 10% of its shares are owned by residents of Florida, or (c) 1,000 of its shareholders resident in Florida. Shares held by banks (except as trustee or guardian), brokers, or nominees are disregarded for purposes of calculating the percentage or number of residents. After the merger, Dreams-FL will meet the definition of an issuing public corporation and will thus be subject to the provisions of the Florida Code concerning control-share acquisitions.

The thresholds specified in the Florida Code are the acquisition of a number of shares representing: (a) 20% or more, but less than 33% of all voting power of the corporation, (b) 33% or more but less than a majority of all voting power of the corporation, or (c) a majority or more of all voting power of the corporation.

The provisions of the Florida Code concerning control share acquisitions do not apply if the acquisition is (a) approved by the corporation’s board of directors before the acquisition, (b) pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute, (c) pursuant to the laws of intestate succession or pursuant to gift or testamentary transfer, (d) pursuant to a statutory merger or share exchange to which the corporation is a party, (e) consummated before July 2, 1987, (f) consummated pursuant to a contract existing before July 2, 1987, or (g) consummated pursuant to any savings, employee stock ownership, or other employee benefit plan of the corporation or any of its subsidiaries or any fiduciary of such plan.

The Florida Code also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation’s articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders are entitled to exercise dissenters’ rights to receive the fair value of their shares.

Section 607.0902(5) of the Florida Code permits a corporation to include a provision in its articles of incorporation or bylaws, before a control-share acquisition actually takes place, indicating that the provisions of the Florida Code concerning control share acquisitions do not apply to control share acquisitions of shares of such corporation. The articles of incorporation or bylaws of Dreams FL do not contain such a provision. Therefore, Dreams-FL is subject to the provisions of the Florida Code concerning control-share acquisitions.

These differences are not deemed to be the only differences between the Utah law and the Florida law. However, management believes that they are the most likely to have a material effect, if any, on the relative rights of our shareholders.

DISSENTER’S RIGHTS OF APPRAISAL AS A RESULT OF

THE REINCORPORATION TO FLORIDA

Under Utah law, in the event of certain mergers, share exchanges or sales, leases, exchanges or other dispositions of all or substantially all of the assets of a corporation (other than in the ordinary course of the corporation’s business), or any other action or event provided by the corporation’s Articles of Incorporation, Bylaws, or board resolution, a shareholder of the corporation, whether or not entitled to vote on such matter, may, by complying with certain procedures, dissent from the action and obtain payment from the corporation of the fair value of his, her, or its shares of the corporation. However, unless the Articles of Incorporation or Bylaws of the corporation, or a resolution of the board of directors of the corporation provide otherwise, a shareholder is not entitled to dissent and obtain payment of the fair value of any class or series of shares which either were listed on a national securities exchange, or the Nasdaq National Market System, or were held of record by more than 2,000 shareholders at the time of the record date fixed for determining those shareholders entitled to receive notice of the shareholders’ meeting at which the proposed corporate action would be put to shareholder vote, the record date fixed for determining those shareholders entitled to sign written consents to the proposed corporate action, or the effective date of the corporate action, if such action is authorized other than by a vote of shareholders.

This limitation on the application of dissenter’s rights does not apply if, pursuant to the action taken by the corporation that is the subject of the dissent, the dissenting shareholder will receive anything except:

•	shares of the surviving corporation in a plan of merger or share exchange;

•	shares of a corporation which at the effective date of a plan of merger or share exchange either will be listed on a national securities exchange or the Nasdaq National Market System, or will be held of record by more than 2,000 shareholders;

•	cash in lieu of fractional shares; or

•	any combination of the foregoing.

Our shareholders will have dissenters’ rights under Utah law as a result of the proposed reincorporation. Shareholders who oppose the reincorporation will have the right to receive payment for the value of their shares as set forth in sections 16-10(a)-1301 et. seq. of the Utah Code. A copy of these sections is attached hereto as Appendix D to this Proxy Statement. The material requirements for a shareholder to properly exercise his or her rights are summarized below. However, these provisions are very technical in nature, and the following summary is qualified in its entirety by the actual statutory provisions that should be carefully reviewed by any shareholder wishing to assert such rights.

Under the Utah Code, such dissenters’ rights will be available only to those shareholders of the Company who (i) object to the proposed reincorporation in writing prior to or at the Annual Meeting before the vote on the matter is taken (a negative vote will not itself constitute such a written objection); and (ii) do not vote any of their shares in favor of the proposed reincorporation at the Annual Meeting. Within ten days after the effective date of the reincorporation, Dreams FL will send to each shareholder who has satisfied both of the foregoing conditions a written notice in which Dreams FL will notify such shareholders of their right to demand payment for their shares and will supply a form for dissenting shareholders to demand payment. Shareholders will have 30 days to make their payment demands or lose such rights. If required in the notice, each dissenting shareholder must also certify whether or not he or she acquired beneficial ownership of such shares before or after the date of the first announcement to the news media of the proposed transaction. Upon receipt of each demand for payment, Dreams FL will pay each dissenting shareholder the amount that Dreams FL estimates to be the fair value of such shareholder’s shares, plus interest from the date of the completion of the reincorporation to the date of payment. With respect to any dissenting shareholder who does not certify that he or she acquired beneficial ownership of the shares prior to the first public announcement of the transaction, Dreams FL may, instead of making payment, offer such payment if the dissenter agrees to accept it in full satisfaction of his or her demand. “Fair value” means the value of the shares immediately before the effectuation of the reincorporation, excluding any appreciation or depreciation in anticipation of such events. Any dissenter who does not wish to accept the payment or offer made by Dreams FL must notify Dreams FL in writing of his or her own estimate of the fair value of the shares within 30 days after the date Dreams FL makes or offers payment. If the dissenting shareholder and Dreams FL are unable to agree on the fair value of the shares, then Dreams FL will commence a proceeding with the Utah courts within 60 days after receiving the dissenter’s notice of his or her own estimate of fair value. If Dreams FL does not commence such a proceeding within the 60-day period, it must pay each dissenter whose demand remains unresolved the amount demanded by such dissenter. If a proceeding is commenced, the court will determine the fair value of the shares and may appoint one or more appraisers to help determine such value. All dissenting shareholders must be a party to the proceeding, and all such shareholders will be entitled to judgment against Dreams FL for the amount of the fair value of their shares, to be paid on surrender of the certificates representing such shares. The judgment will include an allowance for interest (at a rate determined by the court) to the date of payment. The costs of the court proceeding, including the fees and expenses of any appraisers, will be assessed against Dreams FL unless the court finds that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment at a higher amount than that offered by Dreams FL. Both Dreams FL and the dissenters must bear their own respective legal fees and expenses, unless the court requires one party to pay such legal fees and expenses because of the conduct of such party. The loss or forfeiture of appraisal rights simply means the loss of the right to receive a cash payment from Dreams FL in exchange for shares. In such event the shareholder would still hold the appropriate number of shares of Dreams FL.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the reincorporation by merger, or transactions contemplated by the reincorporation, including the proposed amendments to our Articles of Incorporation, which is not shared by all other shareholders.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSAL

Proposals of shareholders that are intended to be presented at the next Annual Meeting of Shareholders must be received by us no later than November 10, 2005, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to the meeting.

ADJOURNMENT OF THE ANNUAL MEETING

In the event that there are not sufficient votes to approve the reincorporation proposal at the time of the Annual Meeting, the proposal could not be approved unless it was adjourned in order to permit the further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for an adjournment if necessary. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of such time and place at the Annual Meeting. A majority of the shares represented and voting at the Annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the Annual Meeting.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Proxy Statement to the beneficial owners of our common stock. Additional copies of this Proxy Statement may be obtained at no charge from our transfer agent Fidelity Transfer Company, located at 1800 S. West Temple, Suite 301, Salt Lake City, Utah 84115.

DREAMS, INC.

Ross Tannenbaum Chief Executive Officer

Plantation, Florida

February     , 2005

APPENDICES

A. Agreement and Plan of Merger, by and between Dreams, Inc. and Dreams Holdings, Inc., dated February     , 2005

B. Articles of Incorporation of Dreams Holdings, Inc.

C. Bylaws of Dreams Holdings, Inc.

D. Sections 16-10(a)-1301 et. seq. of the Utah Code

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made as of February     , 2005, by and between Dreams, Inc., a Utah corporation (“Dreams-UT”) and Dreams Holdings, Inc., a Florida corporation (“Dreams-FL”) (Dreams-UT and Dreams-FL shall sometimes be referred to herein collectively as the “Constituent Corporations”).

BACKGROUND

WHEREAS, Dreams-UT is a corporation duly organized and existing under the laws of the State of Utah, and Dreams-FL is a corporation duly organized and existing under the laws of the State of Florida.

WHEREAS, the authorized capital stock of Dreams-UT consists of 100,000,000 shares of common stock, no par value per share (the “Dreams-UT Common Stock”), of which 56,363,195 shares are issued and outstanding; and

WHEREAS, the authorized capital stock of Dreams-FL consists of: (i) 500,000,000 shares of common stock, $.001 par value (“Dreams-FL Common Stock”), of which 100 shares are issued and outstanding and held by Dreams-UT, and (ii) 10,000,000 shares of preferred stock, $.001 par value (“Dreams-FL Preferred Stock”), of which no shares are issued or outstanding; and

WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of their respective corporations and shareholders that Dreams-UT be merged with and into Dreams-FL pursuant to the terms and conditions set forth in this Agreement (the “Merger”); and

WHEREAS, the respective Boards of Directors of the Constituent Corporations have approved this Agreement by resolutions duly adopted by them in accordance with the laws of their respective jurisdictions of incorporation.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in accordance with applicable law, the parties hereto do hereby adopt the plan of reorganization encompassed by this Agreement, and do hereby agree that Dreams-UT shall merge with and into Dreams-FL in accordance with the following terms and conditions:

1.	MERGER

1.1. Merger; Surviving Corporation.

(a) The effective time of the Merger (the “Effective Time”) will occur at the latest of: (i) the time and date that the shareholders of each of Dreams-UT and Dreams-FL have approved this Agreement and the Merger, (ii) the time and date that Articles of Merger are duly filed with the Secretary of State of Florida with respect to the Merger, or such later date and time as is set forth therein, and (iii) the time and date that Articles of Merger are duly filed with the Utah Division of Corporations and Commercial Code with respect to the Merger, or such later date and time as is set forth therein.

(b) At the Effective Time, Dreams-UT will be merged with and into Dreams-FL, with Dreams-FL being the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, the corporate existence of Dreams-UT will cease, and the Surviving Corporation will succeed to all of the business, properties, assets, and liabilities of the Constituent Corporations.

1.2. Articles Of Incorporation and Bylaws.

(a) From and after the Effective Time, the Articles of Incorporation of Dreams-FL, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the Surviving Corporation, until altered, amended, or repealed in accordance with the laws of the State of Florida.

(b) From and after the Effective Time, the Bylaws of Dreams-FL, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation, until altered, amended, or repealed in accordance with the laws of the State of Florida.

1.3. Directors And Officers.

(a) The number of directors of Dreams-FL immediately prior to the Effective Time will be the number of directors of the Surviving Corporation from and after the Effective Time, until such number is altered in accordance with the laws of the State of Florida. The directors of Dreams-FL immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time and will hold office from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly appointed or elected and qualified.

(b) The officers of Dreams-FL immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time and will hold the same offices from and after the Effective Time in accordance with the By-laws of the Surviving Corporation until their respective successors are duly appointed or elected and qualified.

1.4. Terms Of Merger.

(a) At the Effective Time, the shares of capital stock of Dreams-UT will be converted into shares of capital stock of Dreams-FL as follows:

(i) each share of Dreams-UT Common Stock issued and outstanding immediately before the Effective Time will, automatically and without further act of Dreams-UT, Dreams-FL, or any holder thereof, be extinguished and converted into one issued and outstanding and fully paid and non-assessable share of Dreams-FL Common Stock subject to the same terms, conditions, and restrictions, if any, as existed immediately before the Effective Time; and

(ii) any share of Dreams-UT Common Stock held in the treasury immediately before the Effective Time will, automatically and without further act of Dreams-UT or Dreams-FL, be extinguished and converted into one fully paid and nonassessable share of Dreams-FL Common Stock to be held in the treasury of Dreams-FL subject to the same terms, conditions, and restrictions, if any, as existed immediately before the Effective Time.

(b) Each person who, as a result of the Merger, holds one or more certificates representing one or more shares of Dreams-UT Common Stock may surrender any such certificate to Dreams-FL, and, upon such surrender, Dreams-FL will, within a reasonable time, deliver to such person, in substitution and exchange therefor, one or more certificates evidencing the number of shares of Dreams-FL Common Stock, that such person is entitled to receive in accordance with the terms of this Agreement, in substitution for the number of shares of Dreams-UT Common Stock represented by each certificate so surrendered; provided, however, that no such holder will be required to surrender any such certificate until such certificate otherwise would be surrendered for transfer on the books of the issuing corporation in the ordinary course of business.

(c) At the Effective Time, all of the shares of capital stock of Dreams-FL issued or outstanding immediately before the Effective Time will, automatically and without further act of Dreams-UT, Dreams-FL, or any holder thereof, be cancelled and cease to exist, without any consideration being payable therefor.

(d) At the Effective Time, the Surviving Corporation shall assume all obligations of Dreams-UT under any employee benefit plan in effect as of such date, with respect to which employee rights or accrued benefits are outstanding as of such date. Each option, warrant or other right to purchase shares of Dreams-UT Common Stock outstanding immediately before the Effective Time will, automatically and without further act of Dreams-UT, Dreams-FL, or any holder thereof, become an option, warrant or other right (as applicable) to purchase shares of Dreams-FL Common Stock, subject to the same terms and conditions and at the same option price applicable to such option, warrant or other right immediately before the Effective Time.

2.	MISCELLANEOUS

2.1. Consent To Service Of Process. Dreams-FL hereby consents and agrees, effective as of the Effective Time, to be sued and served with process in the State of Utah in any proceeding for the enforcement of any obligations of Dreams-UT and in any proceeding for the enforcement of the rights, if any, of a dissenting shareholder of Dreams-UT against Dreams-FL. Dreams-FL hereby irrevocably appoints the Utah Division of Corporations and Commercial Code as its agent to accept service of process in any such proceeding from and after the Effective Time.

2.2. Accounting Matters. Except as herein provided with respect to the cancellation of the outstanding shares of Dreams-UT, the assets, liabilities, reserves, and accounts of Dreams-UT and Dreams-FL will be taken up or continued on the books of Dreams-FL in the respective amounts at which such assets, liabilities, reserves, and accounts have been carried on the books of Dreams-UT and Dreams-FL immediately before the Effective Time, subject to such adjustments, and such elimination of intercompany items, as may be appropriate to give effect to the Merger.

2.3. Expenses Of Merger. From and after the Effective Time, Dreams-FL will pay all unpaid expenses of carrying this Agreement into effect and accomplishing the Merger.

2.4. Further Assurances. If, at any time from and after the Effective Time, Dreams-FL believes or is advised that any further assignment or assurance in law is necessary or desirable to vest in Dreams-FL the title to any property or rights of Dreams-UT, the proper officers of Dreams-FL are hereby authorized, in the name of Dreams-UT or otherwise, to execute and make all such proper assignments and assurances in law, and to do all other things necessary or proper to vest such property or rights in Dreams-FL and otherwise to carry out the purposes of this Agreement.

2.5. Approval. This Agreement will be submitted for approval by the holders of Dreams-UT Common Stock at an annual or special meeting of shareholders, or Dreams-UT will acquire the necessary shareholder consents pursuant to applicable law. The execution of this Agreement constitutes the approval hereof, and of the transactions contemplated hereby, by written consent of Dreams-UT in its capacity as sole shareholder of Dreams-FL.

2.6. Termination and Abandonment. At any time before the Effective Time and for any reason, this Agreement may be terminated and abandoned by the board of directors of either party, notwithstanding approval of this Agreement by the shareholders of Dreams-UT and Dreams-FL. Upon any such termination, this Agreement will become null and void and have no force or effect, without any liability to any person on the part of Dreams-UT or Dreams-FL or their respective shareholders, directors, or officers.

2.7. Amendment. At any time before the Effective Time and for any reason, this Agreement may be amended, notwithstanding approval of this agreement by the shareholders of Dreams-UT or Dreams-FL, by an agreement in writing executed in the same manner as this Agreement; provided, however, that after approval of this Agreement by the shareholders of Dreams-UT, this Agreement may not be amended, without such further approval as is required by law, to the extent that such amendment would: (i) alter or change the amount or kind of shares to be received by the shareholders of Dreams-FL or Dreams-UT in the Merger, (ii) alter or change any term of the Articles of Incorporation of Dreams-FL, or (iii) effect any alteration or change that would adversely affect the shareholders of Dreams-UT or Dreams-FL.

{Signatures on following page}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

DREAMS, INC., a Utah corporation

By:
Name:
Title:

DREAMS HOLDINGS, INC., a Florida corporation

By:
Name:
Title:

ARTICLES OF INCORPORATION

OF

DREAMS HOLDINGS, INC.

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act (the “FBCA”), adopts the following Articles of Incorporation:

ARTICLE I

NAME

The name of the corporation is Dreams Holdings, Inc. (the “Corporation”).

ARTICLE II

PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is Two South University Drive, Plantation, Florida 33324.

ARTICLE III

CAPITAL STOCK

The aggregate number of shares of all classes of capital stock that the Corporation is authorized to issue is Five Hundred Ten Million (510,000,000) shares consisting of (i) Five Hundred Million (500,000,000) shares of common stock, par value $.001 per share (the “Common Stock”) and (ii) Ten Million (10,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”).

The designations, preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.	Provisions Relating to the Common Stock.

(i)	Voting Rights. Except as otherwise required by law or as may be provided by resolution of the Board of Directors authorizing the issuance of any class or series of Preferred Stock in accordance with Section B of this Article III, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock. The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

(ii)	Dividends. Except as otherwise provided by law or as may be provided by resolution of the Board of Directors authorizing the issuance of any class or series of Preferred Stock in accordance with Section B of this Article III, the holders of the Common Stock shall he entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

(iii)	Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be provided by resolution of the Board of Directors authorizing the issuance of any class or series of Preferred Stock in accordance with Section B of this Article III, the remaining assets of the Corporation shall be distributed pro-rata to the holders of the Common Stock.

B.	Provisions Relating to the Preferred Stock.

(i)	General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed.

(ii)	Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state, by the resolution or resolutions from time to time adopted by the Board of Directors providing for the issuance thereof, the following:

(a)	whether or not the class or series is to have voting rights, full or limited, or is to he without voting rights;

(b)	the number of shares to constitute the class or series and the designations thereof;

(c)	the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d)	whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e)	whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f)	the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g)	the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h)	whether or not and the circumstances under which the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i)	such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The street address of the Corporation’s registered office is Two South University Drive, Plantation, Florida 33324. The name of the Corporation’s registered agent at that office is David Greene.

ARTICLE V

LIMITATION OF LIABILITY

To the fullest extent permitted under the FBCA and other applicable law, no director of the Corporation shall be personally liable to the Corporation or any of its shareholders or any other person for monetary damages for or relating to any statement, vote, decision or failure to act, regarding corporate management or policy or any other matter relating to the Corporation, by a director, unless the breach or failure to perform his or her duties as a director satisfies the standards set forth in Section 607.0831(1) of the FBCA (or a successor provision of such law) as the same exists or may hereafter be amended. To the fullest extent permitted under the FBCA and other applicable law, a director of the Corporation shall not be or held liable for any action taken as a director, or any failure to take action, if he or she performed the duties of his or her office in compliance with Section 607.0830 of the FBCA (or a successor provision of such law) as the same exists or may hereafter be amended. If the FBCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the FBCA, as so amended. Any repeal or modification of this Article V shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VI

INDEMNIFICATION

The Corporation shall indemnify any present or former officer or director, or person exercising any duties of an officer or director, and shall advance expenses on behalf of any such officer, director or other person, in each case, to the fullest extent now or hereafter permitted by law.

ARTICLE VII

AFFILIATED TRANSACTIONS

The Corporation expressly elects not to be governed by Sections 607.0901 of the FBCA, relating to affiliated transactions and control share acquisitions, respectively.

IN WITNESS WHEREOF, the undersigned has executed these Articles Incorporation on January 21, 2005.

/S/ DAVID GREENE
David Greene, Sole Incorporator

Address:	Two University Drive Plantation, FL 33324

CERTIFICATE OF ACCEPTANCE BY

REGISTERED AGENT

Pursuant to the provisions of Sections 627.13 and 607.0501 of the Florida Business Corporation Act, the undersigned submits the following statement in accepting the designation as registered agent and registered office of Dreams Holdings, Inc., a Florida corporation (the “Corporation”), in the Corporation’s Articles of Incorporation:

Having been named as registered agent and to accept service of process for the Corporation at the registered office designated in the Corporation’s Articles of Incorporation, the undersigned accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and the undersigned is familiar with and accepts the obligations of its position as registered agent.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 21st day of January, 2004.

/S/ DAVID GREENE
David Greene

BYLAWS

OF

DREAMS HOLDINGS, INC.

(a Florida Corporation)

i

ii

ARTICLE 8 GENERAL PROVISIONS		13

Section 1.	Dividends	13

Section 2.	Reserves	13

Section 3.	Checks	13

Section 4.	Fiscal Year	13

Section 5.	Seal	14

Section 6.	Gender	14

ARTICLE 9 AMENDMENTS OF BYLAWS		14

iii

BYLAWS OF

DREAMS HOLDINGS, INC.

ARTICLE 1

OFFICES

Section 1. Registered Office. The registered office of Dreams Holdings, Inc., a Florida corporation (the “Corporation”), shall be located in the City of Plantation, State of Florida, unless otherwise designated by the Board of Directors.

Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

Section 1. Place. All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Time of Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Call of Special Meetings. Special meetings of the shareholders shall be held if called by the Board of Directors, the President, or if the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 4. Conduct of Meetings. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

Section 5. Notice and Waiver of Notice. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

Section 6. Business of Special Meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided in the Articles of Incorporation, these Bylaws or by law. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 8. Voting per Share. Except as otherwise provided in the Articles of Incorporation or by law, each shareholder is entitled to one (1) vote for each outstanding share held by him on each matter voted at a shareholders’ meeting. Shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of shares outstanding at any given time. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Section 9. Voting of Shares. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred. On or after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instrument and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 10. Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholder’s shares in person or by proxy. Any shareholder of the corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.

Section 11. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of law), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. If the requirements of this Section have not been substantially complied with, the meeting on demand of any shareholders in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 12. Action Without Meeting. Any action required by law to be taken at a meeting of shareholders, or any action that may be taken at a meeting of shareholders, may be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock constituting the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting. Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions as provided by law regarding the rights of dissenting shareholders.

Section 13. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 13, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

Section 14. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

Section 15. Voting for Directors. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 16. Voting Trusts. Any number of shareholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section 17. Shareholders’ Agreements. Two or more shareholders of the Corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of the Corporation to treat the shareholders of record as entitled to vote the shares standing in their names. A transfer of shares of the Corporation whose shareholders have a shareholder’s agreement authorized by this section shall be bound by such agreement if he takes shares subject to such agreement with notice thereof. A transferee shall be deemed to have notice of any such agreement if the exercise thereof is noted on the face or back of the certificate or certificates representing such shares.

ARTICLE 3

DIRECTORS

Section 1. Number, Election and Term. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors shall consist of one or more members, the exact number to be determined from time to time by the shareholders or the Board of Directors. The number of Directors may be increased or decreased from time to time by the shareholders or the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director. Directors need not be residents of this State or shareholders of the Corporation. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Section 2. Vacancies. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the President. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

Section 3. Powers. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or (3) other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence, or a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation and shall be indemnified by the corporation for any and all claims and/or losses arising out of his service as a director of the Corporation.

Section 5. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

Section 6. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 8. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least two (2) days before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, teletype or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 9. Quorum; Required Votes Presumption of Assent. A majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of adjournment, and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

Section 10. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 10 shall have the effect of a meeting vote and may be described as such in any document.

Section 11. Conference Telephone or Similar Communications Equipment Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 12. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 13. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 14. Chairman of the Board. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

Section 15. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 16. Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (1) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (2) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (3) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE 4

OFFICERS

Section 1. Positions. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board and one or more Vice Presidents. Any two or more offices may be held by the same person.

Section 2. Election of Specified Officers by Board. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, a Secretary, and a Treasurer.

Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

Section 4. Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his direction.

Section 5. Term; Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 6. President. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the President shall preside at meetings of the shareholders and the Board of Directors.

Section 7. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

Section 9. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the

President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all the Treasurer’s transactions as treasurer and of the financial condition of the Corporation unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation’s Chief Financial Officer.

Section 10. Other Officers, Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

ARTICLE 5

CERTIFICATES FOR SHARES

Section 1. Issue of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.

Section 3. Facsimile Signatures. The signatures of the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of the State of Florida.

ARTICLE 6

INDEMNIFICATION

Any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he, his testator, or intestate is or was a director, officer, employee, or agent of the Corporation or serves or served any other corporation or other enterprise in any capacity at the request of the Corporation, shall be indemnified by the Corporation, and the Corporation may advance his related expenses (provided such person undertakes, in a form reasonably satisfactory to the Corporation, to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 6) to the full extent permitted by law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person’s professional or expert competence, or (3) in the case of a director, a committee of the Board of

Directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

ARTICLE 7

BOOKS AND RECORDS

Section 1. Books and Records. The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders’ Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

ARTICLE 8

GENERAL PROVISIONS

Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors and may be changed from time to time by resolution of the Board of Directors.

Section 5. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6. Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

ARTICLE 9

AMENDMENTS OF BYLAWS

Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any by-law adopted by shareholders if the shareholders specifically provide such by-law shall not be subject to amendment or repeal by the directors.

UTAH BUSINESS CORPORATION ACT

Part 13. Dissenters’ Rights

16-10a-1301 DEFINITIONS.

For purposes of Part 13:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4) “Fair value” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

16-10a-1302 RIGHT TO DISSENT.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

(a) consummation of a plan of merger to which the corporation is a party if:

(i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

(ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

(b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202 (1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

(d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202 (2).

(2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

(3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

(a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

(c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

(a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

(c) cash in lieu of fractional shares; or

(d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters’ rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a) the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters’ rights as to all the shares unlimited on the ability to exercise dissenters’ rights. The certification requirement must be stated in the dissenters’ notice given pursuant to Section 16-10a-1322.

16-10a-1320 NOTICE OF DISSENTERS’ RIGHTS.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders’ meeting for which the notice was to have been given.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321 DEMAND FOR PAYMENT - ELIGIBILITY AND NOTICE OF INTENT.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

(b) may not vote any of his shares in favor of the proposed action.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters’ rights may not execute a writing consenting to the proposed corporate action.

(3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322 DISSENTERS’ NOTICE.

(1) If proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this part.

(2) The dissenters’ notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and shall:

(a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

(b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

(c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

(e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters’ notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters’ notice required by Subsection (1) is given;

(f) state the requirement contemplated by Subsection 16-10a-1303 (3), if the requirement is imposed; and

(g) be accompanied by a copy of this part.

16-10a-1323 PROCEDURE TO DEMAND PAYMENT.

(1) A shareholder who is given a dissenters’ notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters’ rights must, in accordance with the terms of the dissenters’ notice:

(a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322 (2)(d), duly completed, or may be stated in another writing;

(b) deposit certificates for his certificated shares in accordance with the terms of the dissenters’ notice; and

(c) if required by the corporation in the dissenters’ notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302.

(2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters’ notice, is not entitled to payment for shares under this part.

16-10a-1324 UNCERTIFICATED SHARES.

(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325 PAYMENT.

(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter’s shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2) Each payment made pursuant to Subsection (1) must be accompanied by:

(a) (i) (A) the corporation’s balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

(B) an income statement for that year;

(C) a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

(D) the latest available interim financial statements, if any;

(ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

(b) a statement of the corporation’s estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

(c) a statement of the dissenter’s right to demand payment under Section 16-10a-1328 ; and

(d) a copy of this part.

16-10a-1326 FAILURE TO TAKE ACTION.

(1) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters’ notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.

(1) A corporation may, with the dissenters’ notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters’ rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters’ rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325 (2).

16-10a-1328 PROCEDURE FOR SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

(1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

(a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

(b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

(c) the corporation, having failed to take the proposed corporate action creating dissenters’ rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330 JUDICIAL APPRAISAL OF SHARES - COURT ACTION.

(1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation’s principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares. Service may also be made otherwise as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

(a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

(b) for the fair value, plus interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331 COURT COSTS AND COUNSEL FEES.

(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328 ; or

(b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DREAMS, INC.

PROXY — ANNUAL MEETING OF SHAREHOLDERS

MARCH 10, 2005

The undersigned, a shareholder of Dreams, Inc., a Utah corporation (the “Company”), does hereby constitute and appoint Mr. Ross Tannenbaum the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company’s offices located at Two South University Drive, Suite 325, Plantation, Florida, 33324, on Thursday, March 10, 2005, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes as set forth below.

1. Election of three Directors to serve until their successors are elected and shall duly qualify.

Nominees: Sam Battistone, Dale E. Larrson, Ross Tannenbaum

☐ FOR ALL NOMINEES,                                                             ☐ WITHHOLD ALL NOMINEES

    except vote withheld from the following nominee(s):

2. Approval and adoption of the company’s proposed reincorporation by merger and related transactions.

☐ FOR                                 ☐ AGAINST                                 ☐ ABSTAIN

3. DISCRETIONARY AUTHORITY:

In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the Meeting.

(CONTINUED ON THE REVERSE SIDE)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL AND ADOPTION OF THE COMPANY’S PROPOSED REINCORPORATION BY MERGER AND RELATED TRANSACTIONS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated February     , 2005.

Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.

, 2005

(L.S.)

(L.S.)
Signature(s)

NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a company, it should be signed with full corporate name by a duly authorized officer.